Exhibit 99.1

Pulse Biosciences Presents Six-Month Interim Results from the PRECISE-BTN Multicenter Study at the American Thyroid Association Annual Meeting

86% of patients evaluated achieved at least 50% nodule volume reduction at six months after a single nonthermal nsPFA treatment, with significant improvements in symptoms and quality of life and no serious adverse events

HAYWARD, California, November 6, 2026 – Pulse Biosciences, Inc. (Nasdaq: PLSE), the company leveraging its ever evolving novel and proprietary Nanosecond Pulsed Field Ablation™ (nano-PFA or nsPFA™) technology, today announced interim six-month results from PRECISE-BTN, a prospective, multicenter U.S. study evaluating the nPulse™ Vybrance™ Percutaneous Electrode System for the treatment of symptomatic and hyperfunctioning benign thyroid nodules (BTNs). The results were presented at the 95th Annual Meeting of the American Thyroid Association (ATA), held November 4–7, 2026, in Philadelphia.

For this interim dataset, 43 patients treated at three U.S. centers had reached the six-month assessment for the study's primary endpoint. Key findings include:

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Nodule volume reduction: 86% of patients achieved the primary endpoint of at least 50% nodule volume reduction at six months. Median volume reduction was 72% at six months, with the majority of reduction evident by the one-month visit and continuing to improve over time.

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Quality of life and symptomatic relief: The ThyPRO-39 Overall Quality of Life Impact score improved by 78% from baseline at six months. Among patients who reported neck pressure or fullness at baseline, the symptom had fully resolved in 82% of patients at six months.

●	Safety: No serious adverse events were reported.

"These six-month results are encouraging," said Ralph Tufano, MD, Director of the Multidisciplinary Thyroid and Parathyroid Center at Sarasota Memorial Hospital and principal investigator of the PRECISE-BTN study, who presented the data at ATA. "Volume reduction was apparent within the first month and continued through six months, and most patients experienced meaningful improvement in symptoms and quality of life. For patients with hyperfunctioning nodules, it is meaningful to see thyroid hormone levels improve while thyroid function is preserved. We look forward to the 12-month results."

"It is exciting to see these results across both symptomatic and hyperfunctioning nodules, with the safety profile available with nsPFA treatment," said Thomas Fahey, MD, investigator at Weill Cornell Medicine. "A nonthermal, ultrasound-guided option that is safe around the nerves and surrounding critical structures is becoming a meaningful addition for appropriately selected patients."

"Many patients come to us asking for a way to treat their nodules without surgery," said Kepal Patel, MD, investigator at NYU Langone Health. "What they want is relief from their symptoms without putting thyroid function at risk, and these interim results are encouraging on both counts.”

The nPulse Vybrance Percutaneous Electrode System delivers ultra-short bursts of electrical energy to cells in a precise nonthermal procedure under ultrasound guidance. Unlike treatments that rely on heat, nsPFA energy is designed to clear ablated cells while sparing adjacent acellular tissue to preserve nearby critical structures such as nerves and vessels. Patients undergoing treatment with the Vybrance System are able to go home the same day, avoid surgical risks and scarring, and typically experience relief from symptoms commencing only a few weeks following the minimally invasive procedure.

"PRECISE-BTN was designed to evaluate whether the results of our early feasibility work could be reproduced in a rigorous, prospective multicenter setting, and these six-month interim data are an encouraging step toward that goal," said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. "We are particularly encouraged by the safety profile to date and by the results in both symptomatic and hyperfunctioning nodules. We thank our investigators, clinical sites, and study participants, and we look forward to reporting full results once all patients have completed 6-month follow-up."

Follow-up in the PRECISE-BTN study is ongoing, and the Company expects to report data for all patients in the Study at six months, the study's primary endpoint, and at 12 months as follow-up is completed.

About the PRECISE-BTN Study

The PRECISE-BTN study is a prospective, single-arm, multicenter clinical investigation designed to evaluate the safety and effectiveness of the nPulse™ Vybrance™ Percutaneous Electrode System using nsPFA energy for the treatment of symptomatic benign thyroid nodules. The study completed 100 patient enrollment at three U.S. centers, including principal investigator Ralph Tufano, MD, of Sarasota Memorial Health Care System in Sarasota, Florida, investigator Kepal Patel, MD, of NYU Langone Health in New York, and investigators Thomas Fahey, MD, and Brendan Finnerty, MD, of Weill Cornell Medicine. Patients are followed at 1, 3, 6, and 12 months post-procedure. The primary endpoint is nodule volume reduction of at least 50% at six months; additional endpoints include safety, symptomatic relief, hormone normalization, and improvements in quality of life.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nPulse™ Vybrance™ Percutaneous Electrode System to treat benign thyroid nodules or any other thyroid disease, Pulse Biosciences’ expectations, whether stated or implied, about whether the Company’s nsPFA technology will become either a disruptive treatment option or a superior option for treating any medical condition such as thyroid disease, statements relating to the effectiveness of the Company’s nsPFA technology and nPulse System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected clinical initiatives and product development efforts, such as expectations that the Company’s early feasibility work in the treatment of BTNs can be reproduced in a rigorous, prospective, multicenter clinical trial, customer adoption and future use of the nPulse System to address a range of conditions such as thyroid disease, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investors:

Pulse Biosciences, Inc.

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IR@pulsebiosciences.com

Or

Gilmartin Group

Philip Trip Taylor

415.937.5406

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